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                                                                   EXHIBIT 10.34

                                SECOND AMENDMENT
                                       TO
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                            FORMULA STOCK OPTION PLAN

         THIS SECOND AMENDMENT TO RESOURCE BANCSHARES MORTGAGE GROUP, INC. FORMULA STOCK OPTION PLAN is made as of the ____ day of October, 1998 by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Formula Stock Option Plan (the "Plan") for the benefit of its directors who are not full-time employees or executive officers of the Company ("Independent Directors"); and

         WHEREAS, in Section 5.2 of the Plan, the Company reserved the right by action of a committee (the "Committee") composed of all members of its Board of Directors except Independent Directors to amend the Plan; and

WHEREAS, the Committee now desires to amend certain provisions of the Plan;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company covenants and agrees that the Plan is amended as follows, effective as of the date first above written:

         1. Section 1.3 of the Plan is amended by adding the following definition thereto:

         "(o)  "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (a), the following acquisitions shall not constitute a Change of
         Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
         (i), (ii) and (iii) of subsection (c) of this Section 1.3(o); or


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                  (b) Individuals who, as of the date hereof, constitute the
         Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."

         2. Section 4.1 of the Plan is amended by deleting therefrom the clause beginning with "provided that" and ending with "foregoing schedule" which immediately precedes the last sentence of such section and substituting in lieu thereof the following:

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         "provided, however, that (i) in the event of a Change of Control of the type set forth in paragraph (a), (b) or (d) of the definition of Change of Control and (ii) immediately prior to the occurrence of a Change of Control of the type set forth in paragraph (c) of the definition of Change of Control, each Option outstanding under the Plan shall become exercisable in whole or in part without regard to the foregoing schedule."

         3. Subsection 4.2(d) of the Plan is amended by deleting therefrom in its entirety the second paragraph thereof and inserting in lieu thereof the following:

                  "Subject to any action required by the stockholders, in the event of a Business Combination that does not result in a Change of Control, each Option outstanding under the Plan shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock underlying the Option would have been entitled to receive in the Business Combination. In the event of a Business Combination that results in a Change of Control of the type set forth in paragraph (c) of the definition of Change of Control or in the event of the complete liquidation or dissolution of the Company, then each outstanding Option shall terminate; provided, however, that each Optionee shall, in such event, have the right immediately prior to such Change of Control or complete liquidation or dissolution, to exercise his or her Option in whole or in part without regard to any installment provision that might be contained in the applicable Option Agreement."

         4. Section 4.2(f) of the Plan is amended by deleting therefrom in its entirety the penultimate sentence thereof and substituting in lieu thereof the following:

                  "(f) Each Option Agreement also shall provide for acceleration of exercisability in the event of a Change of Control."

         5. The Company reserves the right by action of the Committee to amend further at any time any of the terms and provisions of the Plan as amended hereby. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.


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